Exhibit 99.3
COMMERCE ENERGY GROUP, INC.
AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR COMPENSATION POLICY
      On January 27, 2006, the Board of Directors of Commerce Energy Group, Inc. amended and restated the following compensation policy with respect the Company’s non-employee directors. This policy may be changed by the Board of Directors from time-to-time.
      Cash Compensation. Each non-employee director is paid a quarterly retainer of $8,000, a fee of $1,000 for each Board meeting which the Board member attends in person and a fee of $750 for each Board meeting which the Board member attends telephonically. Directors who served on Board committees (other than the chairman of such committee) are paid $750 for each committee meeting the Board member attends in person and a fee of $500 for each Committee meeting which the Board member attends telephonically. Committee chairpersons are paid $1,000 for each committee meeting the chairperson attends, whether in person or telephonically. In addition, each non-employee director who resides outside the Southern California area is entitled to receive reimbursement for reasonable travel expenses in accordance with the Company’s travel expense policy, with respect to each Board or Board committee meeting that such non-employee director attends in person.
      Equity-Based Awards. Each non-employee director who first becomes a member of the Company’s Board of Directors will be granted an option to purchase 50,000 shares of the Company’s common stock, par value $.001 per share (“Common Stock”) following his/her appointment or election to the Board of Directors, with the following terms and conditions: (a) the option shall be subject to all terms and conditions of the Company’s 2006 Stock Incentive Plan or any successor plan; (b) the options shall vest quarterly at a rate of 12,500 shares on each three-month anniversary of the date of grant, with any unvested shares being forfeited if the Board member’s service is terminated; (c) the options shall have a term of 10 years from the date of grant; (d) any vested options may be exercised during the time the Board member is serving as a director or, after such person ceases to be a director, prior to the expiration of the term of the option; and (e) the exercise price per share shall be the greater of the fair market value or the cash value of a share of Common Stock on the date of grant.
      In addition, on or following the close of business on the date of each annual meeting of stockholders at which directors are elected, each non-employee director who is either re-elected as a non-employee director or who continues in office as an incumbent director, will be (a) issued 10,000 shares of restricted Common Stock pursuant to the Company’s 2006 Stock Incentive Plan or any successor plan and such shares shall vest in full on January 1 of the next succeeding calendar year after the date of issuance, and (b) granted an option to purchase 20,000 shares of Common Stock pursuant to the Company’s 2006 Stock Incentive Plan or any successor plan, with the following terms and conditions: (i) the options shall be subject to all terms and conditions of the Company’s 2006 Stock Incentive Plan or any successor plan, as applicable; (ii) the options shall vest quarterly at a rate of 5,000 shares on each three month anniversary of the date of grant, with any unvested shares being forfeited if the Board member’s service is terminated; (iii) the options shall have a term of 10 years from the date of grant; (iv) any vested options may be exercised during the time the Board member is serving as a director or, after such person ceases to be a director, prior to the expiration of the term of the option; and (v) the exercise price per share shall be the greater of the fair market value or the cash value of a share of Common Stock on the date of grant.
      Notwithstanding anything to the contrary herein, no shares of restricted stock, options or other equity-based awards shall be issued or granted to the non-employee directors pursuant to this Policy until a Form S-8 Registration Statement relating to such equity-based awards is on file and effective with the U.S. Securities and Exchange Commission with respect to the Company’s 2006 Stock Incentive Plan or, if the Company’s 2006 Stock Incentive Plan is no longer in effect, any successor plan.